AMENDED AND RESTATED
BYLAWS

OF

CHINDEX INTERNATIONAL, INC.
as of December 19, 2012

Article I

Offices

Section 1. Registered Office.  The registered office of the Corporation shall be at 30 Old Rudnick Lane, Dover, Kent County, Delaware 19901, c/o Bridge Service Corp.

Section 2. Additional Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Article II

Meetings of Stockholders

Section 1. Time and Place.  A meeting of stockholders for any purpose may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting.  Annual meetings of stockholders shall be held at such date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting.  At such annual meetings, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meetings.

Section 3. Notice of Annual Meeting.  Written notice of the annual meeting, stating the place, date, and time thereof and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (unless a longer period is required by law) nor more than sixty days prior to the meeting.

Section 4. Special Meetings.  Special meetings of the stockholders may be called at any time by the Chair of the Board of Directors or the President of the Corporation, or at the request in writing of stockholders owning a majority of the votes entitled to be cast at such special meeting.  Such request shall state the purpose of the proposed meeting.  Upon the call of a special meeting by the Chair or the President, which call shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary of the Corporation to give prompt written notice of such meeting to be held at such time and place as stipulated by the Chair or the President in the call of the meeting.

Section 5. Notice of Special Meeting.  Written notice of a special meeting, stating the place, date, and time thereof and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (unless a longer period is required by law) nor more than sixty days prior to the meeting.

Section 6. List of Stockholders.  The transfer agent or the officer in charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting.

The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present in person thereat.

Section 7. Presiding Officer and Order of Business.

(a) Meetings of stockholders shall be presided over by the Chair of the Board of Directors.  If the Chair is not present or there is none, they shall be presided over by the President, or, if the President is not present or there is none, by a Vice President, or, if the Vice President is not present or there is none, by a person chosen by the Board of Directors, or, if no such person is present or has been chosen, by a Chair to be chosen by the stockholders owning a majority of the votes entitled to be cast at the meeting and who are present in person or represented by proxy.  The Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if the Assistant Secretary is not present, a person chosen by the Board of Directors, shall act as Secretary at meetings of stockholders; if no such person is present or has been chosen, the stockholders owning a majority of the votes entitled to be cast at the meeting who are present in person or represented by proxy shall choose any person present to act as Secretary of the meeting.

(b) The following order of business, unless otherwise determined at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

(1) Call of the meeting to order.

(2) Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.

(3) Presentation of proxies.

(4) Announcement that a quorum is present.

(5) Reading and approval of the minutes of the previous meeting.

(6) Reports, if any, of officers.

(7) Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.

(8) Consideration of the specific purpose or purposes, other than the election of directors, for which the meeting has been called, if the meeting is a special meeting.

(9) Transaction of such other business as may properly come before the meeting.

(10) Adjournment.

Section 8. Quorum and Adjournments.  The presence in person or representation by proxy of the holders of a majority of the votes entitled to be cast shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented.  If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given.  Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time for good cause to a date that is not more than thirty days after the date of the original meeting.  Further notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.  At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called.  If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 9. Voting.

(a) At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy.  Holders of shares of common stock shall have the right to cast one vote for each share held of record, and holders of shares of Class B common stock shall have the right to cast six votes for each share held of record, on all matters submitted to a vote of the holders of common stock.  Holders of shares of common stock and holders of shares of Class B common stock shall vote as one class.

(b) Elections of directors shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the votes of stockholders present in person or represented by proxy and voting on such other matters.

Section 10. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.  The foregoing notice requirements of this paragraph (a) of this Section 10 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 10 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof (or stockholders pursuant to Section 4 of Article II hereof) or (2) provided that the Board of Directors (or stockholders pursuant to Section 4 of Article II hereof) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 10. The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Section 4 of Article II hereof.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10.  Except as otherwise provided by law, the Chair of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(C)(vi) of this Section 10) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10 (including paragraphs (a)(1)(C) and (b) hereof), and compliance with paragraphs (a)(1)(C) and (b) of this Section 10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (a)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 11. Electronic Communication.  Notwithstanding anything to the contrary in these Bylaws, the Board of Directors may resolve that (i) a meeting of the stockholders will be held by remote communication instead of at a physical location; (ii) notice of a stockholders meeting and waiver of the notice may be transmitted by electronic transmission; (iii) a stockholders meetings and the adjournment thereof may be conducted by remote communication; and (iv) an affirmative vote by electronic communication will be counted as if the vote was done in person or by proxy.

Article III

Directors

Section 1. General Powers, Number, and Tenure.  The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not directed or required to be exercised or performed by the stockholders by law, the Certificate of Incorporation, or these Bylaws.  The number of directors shall be determined by the Board of Directors; if no such determination is made, the number of directors shall be one.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until the next annual meeting and until his or her successor is elected and shall qualify.  Directors need not be stockholders.

Section 2. Vacancies.  If any vacancies occur in the Board of Directors, or there is an increase in the authorized number of directors, they may be filled by a majority of the directors then in office, or by a sole remaining director.  Each director so chosen shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.  If there are no directors in office, any officer may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

Section 3. Removal or Resignation.

(a)  Except as otherwise  provided by law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

(b) Any director may resign at any time by giving written notice to the Board of Directors, the Chair of the Board, if any, or the President or Secretary of the Corporation.  Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer.  It shall not be necessary for a resignation to be accepted before it becomes effective.

Section 4. Place of Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. Annual Meeting.  The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to constitute the meeting legally, provided a quorum shall be present.

Section 6. Regular Meetings.  Additional regular meetings of the Board of Directors may be held without notice of such time and place as may be determined from time to time by the Board of Directors.

Section 7. Special Meetings.  Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, the President, or by two or more directors on at least two days’ notice to each director, if such notice is delivered personally or sent by telegram, or on at least three days’ notice if sent by mail.  Special meetings shall be called by the Chair of the Board of Directors, President, Secretary, or two or more directors in like manner and on like notice on the written request of one-half or more of the number of directors then in office.  Any such notice need not state the purpose or purposes of such meeting, except as provided in Article XI.

Section 8. Quorum and Adjournments.  At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation.  If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

Section 9. Compensation.  Directors  shall be  entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors’ meetings as may from time to time be fixed by the Board of Directors.  The compensation of directors may be on such basis as is determined by the Board of Directors.  Any director may waive compensation for any meeting.  Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

Section 10. Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, and without prior notice, if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

Section 11. Meetings by Telephone or Similar Communications Equipment.  The Board of Directors may participate in a meeting by conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such director at such meeting.

Section 12. Electronic Communication.  Notwithstanding anything to the contrary contained in these Bylaws, (i) resignations of directors may be transmitted by electronic communication; (ii) meetings of the Board of Directors and notice and waiver thereof may be transmitted by electronic mail or other electronic means; and (iii) the Board of Directors may act without a meeting by consent transmitted by electronic transmission.

Article IV

Committees

Section 1. Executive Committee.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may appoint an Executive Committee consisting of one or more directors, one of whom shall be designated as Chair of the Executive Committee.  Each member of the Executive Committee shall continue as a member thereof until the expiration of his or her term as a director or his or her earlier resignation, unless sooner removed as a member or as a director.

Section 2. Powers.  The Executive Committee shall have and may exercise those rights, powers, and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors to the extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 3. Procedure and Meetings.  The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix.  The Executive Committee shall keep regular minutes of its meetings, which it shall deliver to the Board of Directors from time to time.  The Chair of the Executive Committee or, in his or her absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee; and another member chosen by the Executive Committee shall act as Secretary of the Executive Committee.

Section 4. Quorum.  A majority of the Executive  Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one member is authorized under the provisions of Section 1 of this Article, that one member shall constitute a quorum.

Section 5. Other Committees.  The Board of Directors, by resolutions adopted by a majority of the whole Board of Directors, may appoint such other committee or committees as it shall deem advisable and with such rights, power, and authority as it shall prescribe.  The Board shall also have the power to discharge any committee.  Each such committee shall consist of one or more directors.

Section 6. Committee Changes.  The Board Chair shall have the power at any time to fill vacancies in and to appoint or change the membership of any committee.

Section 7. Compensation.  Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors.  Any member may waive compensation for any meeting.  Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

Section 8. Action by Consent.  Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

Section 9. Meetings by Telephone or Similar Communications Equipment.  The members of any committee designated by the Board of Directors may participate in a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such committee member at such meeting.

Article V

Notices

Section 1. Form and Delivery.  Subject to the provisions of Section 11 of Article II, Section 12 of Article III and Section 11 of Article VI, whenever a provision of any law, the Certificate of Incorporation or these Bylaws requires that notice be given to any director or stockholder, it shall not be construed to require personal notice unless so specifically provided, but such notice may be given in writing, by mail addressed to the address of the director or stockholder as it appears on the records of the Corporation, with postage prepaid.  These notices shall be deemed to be given when they are deposited in the United States mail.  Notice to a director may also be given personally or by telephone or by telegram sent to his or her address as it appears on the records of the Corporation.

Section 2. Waiver.  Subject to the provisions of Section 11 of Article II, and Section 12 of Article III, whenever any notice is required to be given under the provisions of any law, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice.  In addition, any stockholder who attends a meeting of stockholders in person or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him or her, or any director who attends a meeting of the Board of Directors without protesting at the commencement of the meeting of the lack of notice, shall be conclusively deemed to have waived notice of such meeting.

Article VI

Officers

Section 1. Designations.  The officers of the Corporation shall be appointed by the Board of Directors.  The Board of Directors may appoint a Chair of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers, and other officers and agents that it shall deem necessary or appropriate.  All officers of the Corporation shall exercise the powers and perform the duties that shall from time to time be determined by the Board of Directors.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws provide otherwise.

Section 2. Term of, and Removal From, Office.  Each officer of the Corporation shall hold office until his or her successor is chosen and shall qualify.  Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office.  Removal from office, however, shall not prejudice the contract rights, if any, of the person removed.  Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

Section 3. Compensation.  The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary because he or she is also a director of the Corporation.

Section 4. Chair of the Board of Directors.  The Chair of the Board of Directors will preside at all meetings of stockholders and of the Board of Directors.

Section 4a. Chief Executive Officer.  The Chief Executive Officer, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation and general supervision over its other officers and agents.

Section 5. President.

(a) The President, if there is no Chief Executive Officer of the Corporation, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation and general supervision over its other officers and agents.  In general, he or she shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried out.

(b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority to attend, act, and vote on behalf of the Corporation at any meeting of the security holders of other corporations in which the Corporation may hold securities.  At any such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present.  The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 6. Vice President.  The Vice President, if any, or in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the President or in the event of his or her disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 7. Secretary.  The Secretary shall attend all meetings of the Board of Directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose.  The Secretary shall perform like duties for the Executive Committee or other committees, if required.  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chair of the Board of Directors, or the President, under whose supervision he or she shall act.  The Secretary shall have custody of the seal of the Corporation, and he or she, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by the Secretary’s signature or by the signature of the Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

Section 8. Assistant Secretary.  The Assistant Secretary, if any, or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Secretary or in the event of his or her disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 9. Treasurer.  The Treasurer shall have custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation in accord with the orders of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chair of the Board of Directors, if any, the President, and the Board of Directors, whenever they may require it or at regular meetings of the Board of Directors, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 10. Assistant Treasurer.  The Assistant Treasurer, if any, or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Treasurer or in the event of his or her disability, perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 11. Electronic Communication.  Notwithstanding anything to the contrary contained in these Bylaws, resignations of directors may be transmitted by electronic communication.

Article VII

Indemnification

Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware.  Particular reference is made to the class of persons, hereinafter called “Indemnitees”, who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or the heirs, executors, or administrators of such person.  The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions.  The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe  that his or her conduct was  unlawful, and (ii) no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Article VIII

Affiliated Transactions and Interested Directors

Section 1. Affiliated Transactions.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose if:

(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee thereof, and the Board of Directors or committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

Section 2. Determining Quorum.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction referred to in Section 1 of this Article VIII.

Article IX

Stock Certificates

Section 1. Form and Signatures.

(a) Every holder of stock of the Corporation shall be entitled to a certificate stating the number and class, and series, if any, of shares owned by him or her, signed by the Chair of the Board of Directors, if any, or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and bearing the seal of the Corporation.  The signatures and the seal may be facsimiles.  A certificate may be signed, manually or by facsimile, by a transfer agent or registrar other than the Corporation or its employee.  In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

(b) All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon any notation to that effect determined by the Board of Directors.

Section 2. Registration of Transfer.  Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on the books of the Corporation.

Section 3. Registered Stockholders.

(a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock.  The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.

(b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the stockholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of his or her desire and specify the alternate name or address to be used.

Section 4. Record Date.  In order that the Corporation may determine the stockholders of record who are entitled to receive notice of, and to vote at, any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board of Directors may, in advance, fix a date as the record date for any such determination.  Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to the date of any other action.  A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to Section 8 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Lost, Stolen, or Destroyed Certificates.  The Board of Directors may direct that a new certificate be issued to replace any certificate theretofore issued by the Corporation that, it is claimed, has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed.  When authorizing the issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, or destroyed.

Article X

General Provisions

Section 1. Dividends.  Subject to the provisions of law and the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the Corporation’s capital stock.

Section 2. Reserves.  The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation.  The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.

Section 3. Fiscal Year.  Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

Section 4. Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words “Corporate Seal” and “Delaware”.

Article XI

Amendments

The directors of the Corporation, by the affirmative vote of a majority of the whole Board of Directors, at any regular or special meeting, shall have the power to adopt, amend or repeal these Bylaws, provided, however, that such power of the Board of Directors shall not divest the stockholders of the Corporation of their power to adopt, amend or repeal these Bylaws.  Notwithstanding the foregoing, the affirmative vote of the holders of all of the outstanding shares of common stock of the Corporation entitled to vote in the election of directors shall be required to alter or repeal, or make or adopt any provision inconsistent with, Section 1 of Article III of these Bylaws.